                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                      CORNELL COMPANIES, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                            CORNELL COMPANIES, INC.
                        1700 West Loop South, Suite 1500
                              Houston, Texas 77027

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 14, 2001

                            ------------------------

To the Stockholders of
Cornell Companies, Inc.:

    Notice is hereby given that the annual meeting of stockholders (the "Annual Meeting") of Cornell Companies, Inc. (the "Company") will be held at the Houston Marriott West Loop, 1750 West Loop South, Houston, Texas 77027, at 10:00 a.m., Central time, on Thursday, June 14, 2001, for the following purposes:

    1.  To elect nine directors to the Board of Directors.

    2. To approve the Cornell Companies, Inc. 2000 Directors Stock Plan, as more fully set forth under "Proposal No. 2."

    3. To approve the appointment of Arthur Andersen LLP as independent public accountants for 2001.

    4. To transact such other business as may properly come before the Annual Meeting, or any adjournment or adjournments thereof.

    Stockholders of record at the close of business on April 20, 2001 will be entitled to notice of and to vote at the Annual Meeting, or any adjournment or adjournments thereof. You are cordially invited to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, you are requested to mark, sign, date and mail promptly the enclosed proxy for which a return envelope is provided.

                                          By Order of the Board of Directors

                                          [SIGNATURE]

                                          Kevin B. Kelly, SECRETARY

Houston, Texas
April 25, 2001

    WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY. IF YOU ATTEND THE ANNUAL MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                            CORNELL COMPANIES, INC.
                        1700 WEST LOOP SOUTH, SUITE 1500
                              HOUSTON, TEXAS 77027

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

    This Proxy Statement and accompanying proxy card are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Cornell Companies, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of stockholders to be held on Thursday, June 14, 2001, at the Houston Marriott West Loop, 1750 West Loop South, Houston, Texas 77027, at 10:00 a.m., Central time, or at any adjournment or adjournments thereof (such meeting or adjournment(s) thereof referred to as the "Annual Meeting"). Copies of the Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about April 25, 2001.

    In addition to solicitation by mail, solicitation of proxies may be made by personal interview, special letter, telephone or telecopy by regular employees of the Company. Brokerage firms will be requested to forward proxy materials to beneficial owners of shares registered in their names and will be reimbursed for their reasonable expenses. The cost of solicitation of proxies will be paid by the Company.

    A proxy received by the Board of Directors of the Company may be revoked by the stockholder giving the proxy at any time before it is exercised. A stockholder may revoke a proxy by notification in writing to the Company at 1700 West Loop South, Suite 1500, Houston, Texas 77027, Attention: Corporate Secretary. A proxy may also be revoked by execution of a proxy bearing a later date or by attendance at the Annual Meeting and voting by ballot. A proxy in the form accompanying this Proxy Statement, when properly executed and returned, will be voted in accordance with the instructions contained therein. A proxy received by management which does not withhold authority to vote or on which no specification has been indicated will be voted FOR the election as directors of the nominees listed therein, FOR the other proposals set forth in this Proxy Statement, and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Annual Meeting. A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Information regarding the vote required for approval of particular matters is set forth in the discussion of those matters appearing elsewhere in this Proxy Statement. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

             COMMON STOCK OUTSTANDING AND PRINCIPAL HOLDERS THEREOF

    The Board of Directors has fixed the close of business on April 20, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. At that date there were outstanding 9,274,767 shares of common stock, par value $0.001 per share ("Common Stock"), of the Company and the holders thereof will be entitled to one vote for each share of Common Stock held of record by them on that date for each proposal to be presented at the Annual Meeting.

    The following table sets forth information with respect to the shares of Common Stock (the only outstanding class of voting securities of the Company) owned of record and beneficially as of April 20, 2001, unless otherwise specified, by (i) all persons known to possess voting or dispositive power over more than 5% of the Common Stock, (ii) each director and named executive officer, and (iii) all directors and executive officers of the Company as a group:

                                                               AMOUNT AND NATURE OF     PERCENTAGE
                                                              BENEFICIAL OWNERSHIP(1)    OF CLASS
                                                              -----------------------   ----------
FMR Corp.(2) ...............................................         1,220,100             13.2%
  82 Devonshire Street
  Boston, Massachusetts 02109

Wellington Management Company, LLP(3) ......................           703,000              7.6%
  75 State Street
  Boston, Massachusetts 02109

Dimensional Fund Advisors Inc.(2) ..........................           702,000              7.6%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401

Royce & Associates, Inc.(2) ................................           676,100              7.3%
  1414 Avenue of the Americas
  New York, New York 10019

Caxton Associates, L.L.C.(4) ...............................           641,200              6.9%
  Princeton Plaza, Building 2
  731 Alexander Road
  Princeton, New Jersey 08540

Scudder Kemper Investments, Inc.(5) ........................           565,600              6.1%
  Two International Place
  Boston, Massachusetts 02110

Anthony R. Chase ...........................................            15,407                *

James H. S. Cooper .........................................            26,479                *

David M. Cornell(6) ........................................           444,059              4.7%

John L. Hendrix ............................................            23,200                *

Thomas R. Jenkins ..........................................            15,970                *

Peter A. Leidel ............................................            80,386                *

Arlene R. Lissner ..........................................            16,341                *

Steven W. Logan ............................................           321,623              3.4%

Harry J. Phillips, Jr. .....................................            53,750                *

Tucker Taylor ..............................................            33,812                *

Marcus A. Watts ............................................             7,867                *

Marvin H. Wiebe, Jr. .......................................            41,229                *

All directors and executive officers as a group                      1,080,123             11.0%
  (12 persons) .............................................

------------------------

*   Less than 1.0%.

(1) Shares of Common Stock listed include shares subject to stock options exercisable within 60 days (11,500 for Mr. Chase, 11,500 for Mr. Cooper, 242,790 for Mr. Cornell, 10,000 for Mr. Hendrix, 14,332 for Mr. Jenkins, 10,333 for Mr. Leidel, 12,666 for Ms. Lissner, 190,040 for Mr. Logan, 3,750 for Mr. Phillips, 20,333 for Mr. Taylor, 3,750 for Mr. Watts, 34,222 for Mr. Wiebe, and 565,216 for all the above as a group).

(2) Based on a filing made with the SEC reflecting ownership of Common Stock as of December 31, 2000. The filing indicates sole voting and dispositive power with respect to the referenced shares of Common Stock.

(3) Based on a filing made with the SEC reflecting ownership of Common Stock as of December 31, 2000. The filing indicates shared voting power for 503,000 shares of Common Stock and shared dispositive power for 703,000 shares of Common Stock.

(4) Based on a filing made with the SEC reflecting ownership of Common Stock as of December 31, 2000. The filing indicates shared voting power and shared dispositive power for 641,200 shares of Common Stock.

(5) Based on a filing made with the SEC reflecting ownership of Common Stock as of December 31, 2000. The filing indicates sole voting power for 316,000 shares of Common Stock, shared voting power for 12,600 shares of Common Stock and sole dispositive power for 565,600 shares of Common Stock.

(6) Mr. Cornell has sole voting power for 444,059 shares of Common Stock and sole dispositive power for 424,094 shares of Common Stock, of which 242,790 shares are subject to stock options exercisable within 60 days. The total includes 19,965 shares over which Jane B. Cornell, the former wife of David
    M. Cornell, has sole dispositive power and, pursuant to a voting agreement, over which Mr. Cornell has sole voting power.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all its directors and executive officers during 2000 complied on a timely basis with all applicable filing requirements under
Section 16(a) of the Exchange Act, except that Mr. Leidel, a director of the Company, did not timely file a Form 4 reporting one transaction.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

GENERAL

    Nine directors are to be elected at the Annual Meeting. The persons named as proxy holders in the accompanying proxy intend to vote each properly signed and submitted proxy FOR the election as a director of each of the persons named as a nominee below under "Nominees for Director" unless authority to vote in the election of directors is withheld on such proxy. The directors will be elected to hold office until the next annual meeting of stockholders or until their successors are elected and qualified. If, for any reason, at the time of the election one or more of the nominees should be unable to serve, the proxy will be voted for a substitute nominee or nominees selected by the Board of Directors. In accordance with the Company's Amended and Restated Bylaws, the directors will be elected by a plurality of votes cast at the Annual Meeting. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

    THE COMPANY RECOMMENDS VOTING "FOR" THE NOMINEES.

NOMINEES FOR DIRECTOR

    The following table sets forth the name, age and principal position of each nominee for director:

NAME                         AGE                         POSITION
----                       --------   -----------------------------------------------
Anthony R. Chase.........     46      Director
James H.S. Cooper........     46      Director
David M. Cornell.........     65      Director
Peter A. Leidel..........     44      Director; Chairman of the Board
Arlene R. Lissner........     70      Director; Managing Director, National Marketing
Steven W. Logan..........     39      Director; President and Chief Executive Officer
Harry J. Phillips, Jr....     50      Director
Tucker Taylor............     62      Director
Marcus A. Watts..........     43      Director

    ANTHONY R. CHASE has been a director of the Company since October 1999.
Mr. Chase has served as Chairman and Chief Executive Officer of ChaseCom Limited Partnership since December 1998 and as President and Chief Executive Officer of Faith Broadcasting, L.P. since November 1993. Mr. Chase is also Chairman of the Board of the Telecom Opportunity Institute, a national, non-profit organization founded by ChaseCom Limited Partnership to increase career, education and job training opportunities in the telecommunications industry for people in historically underserved communities. Mr. Chase is a Professor of Law at the University of Houston Law Center. Mr. Chase is a director of Leap Wireless International, Inc., a nationwide provider of wireless phone service, a director of Northern Trust Bank of Texas, and a Member of the Council on Foreign Relations.

    JAMES H. S. COOPER has been a director of the Company since October 1999. Mr. Cooper is the founder and Chairman of Brentwood Capital Advisors LLC of Brentwood, Tennessee, where he has been since May 1999. Mr. Cooper was a Managing Director of SunTrust Equitable Securities Corporation of Nashville, Tennessee from April 1995 to April 1999, and served as Congressman,
4th District of Tennessee in the United States House of Representatives from 1983 to 1995. Mr. Cooper has also been an Adjunct Professor at the Owen School of Management at Vanderbilt University since 1995. Mr. Cooper serves as a director of several private companies.

    DAVID M. CORNELL has been a director of the Company since its founding and was Chairman of the Board of the Company from its founding until September 2000. Mr. Cornell also served as President and Chief Executive Officer of the Company from its founding until August 1999.

    PETER A. LEIDEL has been a director of the Company and its predecessor since May 1991 and has been Chairman of the Board since September 2000. Mr. Leidel is founder and Managing Director of Yorktown Partners LLC, and a partner of Ticonderoga Capital, both of which manage private investment funds. In
September 1997, Mr. Leidel resigned as Senior Vice President of Dillon Read & Co, Inc. (a predecessor of UBS PaineWebber Inc.) where he worked since 1983 managing private investment funds. Mr. Leidel is a director of Willbros
Group, Inc., an oil and gas industry contractor, Carbon Energy Corporation, an oil and gas exploration company, and several private companies.

    ARLENE R. LISSNER has been a director of the Company since September 1997 when the Company acquired Abraxas, and is Managing Director, National Marketing of the Company. Ms. Lissner founded Abraxas in 1973, where she served as President and Chief Executive Officer until 1977, at which time she left that position to become Chairperson of the Board of Directors of Abraxas.
Ms. Lissner resumed her role as President and Chief Executive Officer of Abraxas from April 1996 through September 1997.

    STEVEN W. LOGAN has been a director and the President and Chief Executive Officer of the Company since August 1999. Prior to August 1999, Mr. Logan served as Executive Vice President of the Company from April 1998 and was Chief Operating Officer from April 1998 through December 1998. Previously, Mr. Logan served as Senior Vice President of the Company from November 1997 to April 1998, and Chief Financial Officer, Treasurer and Secretary of the Company from 1993 to April 1998. From 1984 to 1993, Mr. Logan served in various positions with Arthur Andersen LLP, Houston, most recently as an Experienced Manager. Mr. Logan is a Certified Public Accountant.

    HARRY J. PHILLIPS, JR. has been a director of the Company since
January 2001. Mr. Phillips is President of Timberlake Interests, Inc. and Phillips Investments, Inc., and general partner of Ecol Partners. Mr. Phillips previously served as Chairman and Chief Executive Officer of American Ecology Corporation from 1992 to 1995. Mr. Phillips is a director of Conservatek Industries, Inc. and Aeriform, Inc.

    TUCKER TAYLOR has been a director of the Company since October 1996.
Mr. Taylor is President of CBCA, Inc., a company that administers health benefits for self-insured employers. From 1992 to 1999, Mr. Taylor was Executive Vice President of Medical Care International and, after an acquisition, a Senior Vice President at Columbia/HCA. Mr. Taylor is also a director of SuperShuttle, a privately held ground transportation company, and Alta Healthcare Systems, a privately held hospital company.

    MARCUS A. WATTS has been a director of the Company since January 2001.
Mr. Watts is a Senior Partner of the law firm of Locke Liddell & Sapp LLP where he has practiced corporate and securities law since 1984. Mr. Watts is a director of Aeriform, Inc. and serves on the board of various civic and charitable organizations.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors has an Audit Committee and Compensation Committee, the members of which are not employees of the Company, and a Nominating Committee.

    The Audit Committee, which in 2000 was composed of James H.S. Cooper, Campbell A. Griffin, Jr., and Tucker Taylor, held six meetings during the last fiscal year. The Audit Committee is responsible for, among other things, considering the appointment of the independent auditors for the Company, reviewing with the auditors the plan and scope of the audit and audit fees, monitoring the adequacy of reporting and internal controls and meeting periodically with the independent auditors. Under the rules of the New York Stock Exchange, all of the members of the Audit Committee are independent. The Audit Committee is currently composed of Marcus A. Watts, James H.S. Cooper and Peter A. Leidel. In March 2000, the Audit Committee approved and adopted an Audit Committee Charter, which is attached to this Proxy Statement as Exhibit A.

    The Compensation Committee, which in 2000 was composed of Anthony R. Chase, Peter A. Leidel and Tucker Taylor, met one time during the last fiscal year. The Compensation Committee approves, or in some cases recommends to the Board, remuneration arrangements and compensation plans involving the Company's directors, executive officers and certain other employees whose compensation exceeds specified levels. The Compensation Committee also acts on the granting of stock options, including those under the Company's Amended and Restated 1996 Stock Option Plan (the "1996 Plan") and the 2000 Broad-Based Employee Plan ("Broad-Based Plan"). The Compensation Committee is currently composed of Tucker Taylor, Anthony R. Chase and Harry J. Phillips.

    The Nominating Committee, which in 2000 was composed of David M. Cornell, Campbell A. Griffin, Jr., and Peter A. Leidel, acted by written consent one time during the last fiscal year. The Nominating Committee recommends candidates for the Board of Directors and approves the naming of the Company's executive officers. The Nominating Committee is currently composed of Peter A. Leidel, Steven W. Logan and Marcus A. Watts.

    During 2000, the Board of Directors held six meetings. During 2000, all members of the Board of Directors attended at least 75% of the total of all Board meetings and applicable committee meetings, except for Anthony A. Chase who attended more than 50% of the Board meetings and applicable committee meetings.

DIRECTOR COMPENSATION

    Messrs. Logan and Ms. Lissner do not receive compensation for serving as directors. Messrs. Chase, Cooper, Cornell, Leidel, Phillips, Taylor and Watts receive an annual fee of $15,000, a fee of $1,500 for attendance at each Board of Directors meeting and a fee of $1,000 for attendance at each committee meeting (unless held on the same day as a Board of Directors meeting). In February 2000, the Board approved the payment of fees in cash or common stock of the Company, at the election of the director, subject to the provisions of the Cornell Companies, Inc. 2000 Directors Stock Plan. See "Proposal No. 2" for a description of this plan. In January 2001, the Company granted to Mr. Phillips and Mr. Watts nonqualified options to purchase 15,000 shares of Common Stock under the 1996 Plan. The options to Messrs. Phillips and Watts vested 25% on the date of the grant and the remainder vest ratably over three years with a term of 10 years and have a per share exercise price equal to the market value of a share of Common Stock on the date of the grant. Additionally, Messrs. Chase, Cooper, Cornell, Leidel and Taylor were each granted nonqualified options to purchase 2,000 shares of Common Stock under the 1996 Plan in January 2001. These options vested 100% on the date of the grant with a term of 10 years and have a per share exercise price equal to the market value of a share of Common Stock on December 31, 2000. All directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof and for other expenses incurred in their capacity as directors.

EXECUTIVE OFFICERS AND OTHER KEY EMPLOYEES

    The following table sets forth the names, ages and positions of the persons who are not directors and who are executive officers and other key employees of the Company:

NAME                        AGE                          POSITION
----                      --------   -------------------------------------------------
Leslie A. Balonick......     49      Vice President, Mid-West Region
John C. Godlesky........     54      Vice President, Eastern Region
John L. Hendrix.........     52      Senior Vice President and Chief Financial Officer
Gary L. Henman..........     61      Vice President, Adult Secure Institutions
Thomas R. Jenkins.......     53      Senior Vice President and Chief Operating Officer
Laura J. Shol...........     45      Vice President, Western Region
Kevin T. Smyley.........     50      Managing Director, Business Development
Marvin H. Wiebe, Jr.....     53      Senior Vice President

    LESLIE A. BALONICK has been Vice President, Mid-West Region since the Company acquired Interventions in November 1999. She previously served as Acting Clinical Director for BHS Consulting Corp. from September 1998 to November 1999 and as Director of Planning and Business Development from 1996 to August 1998. From 1991 to 1996, she served as Regional Manager for Interventions.
Ms. Balonick serves as a member of the Women's Committee of the Illinois Department of Human Services, Office of Alcoholism and Substance Abuse Advisory Board and is a Clinically Certified Substance Abuse Counselor.

    JOHN C. GODLESKY has been Vice President, Eastern Region, since
November 1999 and Vice President, Juvenile since January 1999. He previously served as Director, Division of Residential Programs of Abraxas from June 1993 to December 1998, and was responsible for the overall development, direction and management of Abraxas' juvenile residential programs.

    JOHN L. HENDRIX has been Senior Vice President and Chief Financial Officer of the Company since September 1999. Mr. Hendrix previously served as Senior Vice President and Chief Financial Officer of GC Services from 1998 to
August 1999. From 1996 to 1998, Mr. Hendrix served as Senior Vice President and Chief Financial Officer of APS Holding Corporation. Mr. Hendrix served as Senior Vice President and Chief Financial Officer at Kay-Bee Toy Stores in 1996 and held various senior financial positions at Kay-Bee Toy Stores since 1991.
Mr. Hendrix is a Certified Public Accountant.

    GARY L. HENMAN has been Vice President, Adult Secure Institutions since October 1998 and National Director of Quality Assurance since June 1998. He was previously an associate professor at Louisiana State University from 1997 to September 1998. From 1973 to 1997, Mr. Henman was with the Federal Bureau of Prisons ("FBOP"), progressing to Deputy Regional Director and Warden of five facilities, including the United States Penitentiaries at Leavenworth, Kansas and Marion, Illinois. Mr. Henman was Chairman of both the FBOP High Security Facility Task Force and the FBOP Task Force on Vocational Training.

    THOMAS R. JENKINS has been Senior Vice President of the Company since
May 1999 and Chief Operating Officer of the Company since January 1999.
Mr. Jenkins previously served as Vice President, Juvenile since September 1997. From November 1995 through September 1997 he served as Vice President--Operations of Abraxas. From 1973 through November 1995, Mr. Jenkins served with the Department of Public Welfare, Commonwealth of Pennsylvania in various capacities ranging from Director of various juvenile facilities to Director of the Pennsylvania Child Welfare Services.

    LAURA J. SHOL has been Vice President, Western Region since November 1999 and served as Vice President, Pre-Release since November 1997, and was the Company's Managing Director of Pre-Release Centers since May 1997. She previously served as Director of Community Corrections of the Company from June 1996 through May 1997, and was Senior Regional Administrator of Eclectic from 1986 to June 1996.

    KEVIN T. SMYLEY has been Managing Director, Business Development since January 2001 and was Director of Public Policy since September 1999 and a Vice President of Cornell Interventions, Inc., a Company subsidiary, since
June 1999. From 1997 to 1999, Mr. Smyley served as Co-Executive Director and Project Manager for the Kid's Stuff Foundation. From 1991 to 1997, Mr. Smyley worked for Lockheed Martin IMS serving as Vice President of Criminal Justice Services from 1995 to 1997. Mr. Smyley is a member of the National Organization of Black Law Enforcement Executives, the American Correctional Association ("ACA") and the American Probation and Parole Association.

    MARVIN H. WIEBE, JR. has been Senior Vice President of the Company since November 1997 and Vice President of the Company since the Company acquired Eclectic Communications, Inc. ("Eclectic") in 1994. He was previously Vice President--Administration and Finance, Vice President--Secure Detention and Chief Financial Officer of Eclectic, where he was employed for 11 years.
Mr. Wiebe has served as President of the International Community Corrections Association ("ICCA") and as an auditor for the ACA Commission on Accreditation for Corrections and is a member of the ICCA, the California Probation Parole & Correctional Association and the ACA.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    At December 31, 2000, the Company had notes and accrued interest receivable from Mr. Cornell and Mr. Logan in the amounts of $669,256 and $341,171, respectively. These amounts were the largest amount of indebtedness outstanding at any time during 2000. Interest on the notes, which were incurred upon the exercise of stock options and in connection with other personal matters, is charged annually at a rate of 6.63% and the notes mature in June 2004.

    In September 1997, in connection with the acquisition of Abraxas, the Company entered into a covenant not to compete agreement with Ms. Lissner pursuant to which she agreed for a period of

20 years not to: (i) engage in any business in competition with any business operation of the Company or its affiliates; (ii) request that any customer or supplier of the Company or any of its affiliates curtail or cancel its business with the Company or any such affiliate; or (iii) induce or attempt to influence any employee of the Company or any of its affiliates to terminate his or her employment with the Company or any such affiliate, or hire or retain the services of any such employee. In consideration of Ms. Lissner's agreements, the Company agreed to pay Ms. Lissner 10 annual installments of $60,000 each beginning on January 2, 1998. Such payments may be accelerated upon the mutual agreement of Ms. Lissner and the Company.

    Effective as of September 1, 1999, as part of the consultant agreement that the Company entered into with Mr. Cornell, Mr. Cornell agreed for a period of 10 years not to: (i) within the United States, transact or take part in any competitive business (as defined in the consultant agreement) or render any service to any person or entity engaged in a competitive business; (ii) share in the earnings of, beneficially own any security issued by, or otherwise own any interest in any person or entity engaged in a competitive business within the United States; or (iii) hire or solicit the services of any person or entity employed or engaged to perform services for the Company or any of its affiliates, or cause any such person or entity to leave the employment or services of the Company or any of its affiliates. In consideration of Mr. Cornell's non-compete agreements, the Company agreed to pay Mr. Cornell $10,000 per month during the seven-year initial term of the consultant agreement.

    Mr. Watts, a director of the Company, is a partner in the law firm of Locke Liddell & Sapp LLP ("LLS"). The Company paid legal fees to LLS and LLS performed legal services for the Company in 2000.

AUDIT COMMITTEE REPORT

    In connection with the December 31, 2000 financial statements, the Audit Committee (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditors the matters required by Statement of Auditing Standards No. 61, as amended; (3) received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1; and (4) discussed with the independent accountant its independence. Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                                          The Audit Committee:
                                          Marcus A. Watts, Chairman
                                          James H. S. Cooper, Member
                                          Peter A. Leidel, Member

COMPENSATION COMMITTEE REPORT

    The Compensation Committee of the Board of Directors is responsible for all decisions regarding compensation for the Company's executive officers. The Compensation Committee is currently composed of Anthony R. Chase, Harry J. Phillips and Tucker Taylor, each an independent non-employee director.

    The Company's executive compensation program is focused on stockholder value, the overall performance of the Company, success of the Company as impacted by the executive's performance and the performance of the individual executive.

    The Compensation Committee's objective is to provide competitive levels of compensation to the Company's executive officers that are integrated with the Company's annual long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives. The compensation policies and programs utilized by the Compensation Committee and endorsed by the Board of Directors generally consist of the following:

    (i) Recommending executive officer total compensation in relation to Company performance;

    (ii) Providing a competitive compensation program in order to attract, motivate, and retain qualified personnel;

   (iii) Providing a management tool for focusing and directing the energies of key executives toward achieving individual and corporate objectives; and

    (iv) Providing long-term incentive compensation in the form of annual stock option awards and performance-based stock option awards to link individual success to that of the Company.

    The Company's executive compensation consists of three key components: base salary, annual incentive compensation in the form of cash bonuses, and stock options, each of which is intended to complement the others and, taken together, to satisfy the Company's compensation objectives. The Compensation Committee's policies with respect to each of the three components are discussed below.

    BASE SALARY. Each fiscal year the Compensation Committee, along with the CEO, reviews and approves an annual salary plan for the Company's executive officers. This salary plan is developed by the CEO. Many factors are included in determining base salaries, such as the responsibilities borne by the executive officer, the scope of the position, length of service with the Company and corporate and individual performance.

    CASH BONUSES. The Compensation Committee provides annual incentives to the Company's executive officers in the form of cash bonuses. These bonuses are discretionary and are based on (i) the relative success of the Company in attaining certain financial objectives and the individual's contribution to the achievement of those financial objectives, and (ii) certain subjective factors as established from time to time by the Compensation Committee.

    STOCK OPTIONS. The primary objective of the stock option program is to link the interests of the Company's executive officers and other selected employees to the stockholders through significant annual grants of stock options. The Company's existing 1996 Plan authorizes the issuance of both incentive and non-qualified stock options to officers and key employees of the Company, and the Broad-Based Plan authorizes the issuance of non-qualified stock options to employees with prescribed limits of options that may be granted to executive officers. Subject to general limits prescribed by the 1996 Plan and the Broad-Based Plan, the Compensation Committee has the authority to determine the individuals to whom stock options are awarded, the terms of the options and the number of shares subject to each option. The size of any particular stock option award is based upon position and the individual performance during the related evaluation period.

    CHIEF EXECUTIVE OFFICER'S COMPENSATION. The Compensation Committee's basis for compensation of the CEO is derived from the same considerations addressed above. Mr. Logan has served as CEO since

August 1999. Mr. Logan participates in the same executive compensation plans available to the other executive officers. During 2000, the annual base salary of Mr. Logan was $300,000. In January 2001, the Compensation Committee increased the base salary of Mr. Logan to $425,000. The compensation level established for Mr. Logan is consistent with the compensation levels of chief executive officers of similar-sized companies, reflects Mr. Logan's expertise in the industry and recognizes his continued leadership of the Company.

    Submitted by the Compensation Committee of the Company's Board of Directors.

                                          Tucker Taylor, Chairman
                                          Anthony R. Chase, Member
                                          Harry J. Phillips, Member

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee of the Board are Messrs. Taylor, Chase and Phillips. None of these directors has at any time been an officer or employee of the Company and none of these directors serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board or Compensation Committee.

EXECUTIVE COMPENSATION

    The following table sets forth compensation information for the chief executive officer and the four other most highly compensated executive officers (the "named executive officers") of the Company during the Company's fiscal years 2000, 1999 and 1998.

                           SUMMARY COMPENSATION TABLE

                                                    ANNUAL COMPENSATION     LONG-TERM
                                                   ---------------------   COMPENSATION
                                                                            SECURITIES
                                         FISCAL                             UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR      SALARY      BONUS        OPTIONS      COMPENSATION(1)
---------------------------             --------   --------   ----------   ------------   ---------------
                                                     ($)         ($)           (#)              ($)
Steven W. Logan ......................    2000     300,000         --        36,667             5,441
  President and Chief Executive           1999     252,404         --       100,000             5,380
  Officer                                 1998     187,500    130,000       160,000(2)          4,764
John L. Hendrix (3) ..................    2000     225,000         --        70,000             1,744
  Senior Vice President and Chief         1999      64,904         --       100,000(2)          1,869
  Financial Officer
Thomas R. Jenkins ....................    2000     180,000         --        33,333             5,062
  Senior Vice President and Chief         1999     158,557         --            --            17,805
  Operating Officer                       1998     116,713     40,000        25,000(2)          3,300
Arlene R. Lissner ....................    2000     155,000         --         6,667             4,700
  Managing Director, National             1999     153,846         --            --             8,935
  Marketing                               1998      38,464     40,000        10,000(2)          5,641
Marvin H. Wiebe, Jr. .................    2000     148,250         --        22,445             4,568
  Senior Vice President                   1999     149,389         --            --             5,923
                                          1998     146,324     25,000(4)     33,667(2)          5,677

------------------------------

(1) Amounts in 2000 for Messrs. Logan, Hendrix, Jenkins, and Wiebe include
    (i) the Company's 401(k) matching contributions of $5,192, $1,298, $4,771 and $4,305, respectively, and (ii) group term life insurance premiums of $249, $446, $285 and $252, respectively. The amount in 2000 for Ms. Lissner was for personal use of an automobile.

(2) These options are no longer outstanding.

(3) Mr. Hendrix has served as Senior Vice President and Chief Financial Officer since September 1999.

(4) Excludes $50,750 representing Mr. Wiebe's portion of an annual fixed installment payment in 1998, relating to an acquisition by the Company in 1994.

    The following table presents information regarding options granted to each of the named executive officers in 2000.

                             OPTION GRANTS IN 2000

                                                                                      POTENTIAL REALIZABLE
                                                                                            VALUE AT
                                                PERCENTAGE                                ASSUMED RATES
                                   NUMBER OF     OF TOTAL                                   OF STOCK
                                   SECURITIES    OPTIONS                               PRICE APPRECIATION
                                   UNDERLYING   GRANTED TO   EXERCISE                  FOR OPTION TERM(1)
                                    OPTIONS     EMPLOYEES      PRICE     EXPIRATION   ---------------------
NAME                                GRANTED      IN 2000     PER SHARE      DATE         5%          10%
----                               ----------   ----------   ---------   ----------   ---------   ---------
Steven W. Logan .................  30,000(2)        7.9%       $4.00     12/8/2010     $75,480    $191,250
                                    6,667(3)        1.8%       $5.00     12/8/2010     $10,104    $ 35,835

John L. Hendrix .................  20,000(2)        5.3%       $4.00     12/8/2010     $50,320    $127,500
                                   50,000(4)       13.2%       $5.00     12/8/2010     $75,779    $268,748

Thomas R. Jenkins ...............  20,000(2)        5.3%       $4.00     12/8/2010     $50,320    $127,500
                                   13,333(3)        3.5%       $5.00     12/8/2010     $20,207    $ 71,664

Arlene R. Lissner ...............   6,667(3)        1.8%       $5.00     12/8/2010     $10,104    $ 35,835

Marvin H. Wiebe, Jr. ............  22,445(5)        5.9%       $5.00     12/8/2010     $34,017    $120,641

------------------------------

(1) The values shown are based on the indicated assumed annual rates of appreciation compounded annually. Actual gains realized, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the values shown in this table will be achieved.

(2) Represents a single grant of options on December 8, 2000, which is exercisable in five equal installments beginning December 8, 2001.

(3) Represents a single grant of options on December 8, 2000, which is 40% exercisable as of December 8, 2000 and the remainder is exercisable in three annual installments beginning December 8, 2001.

(4) Represents a single grant of options on December 8, 2000, which is 20% exercisable as of December 8, 2000 and the remainder is exercisable in four annual installments beginning December 8, 2001.

(5) Represents a single grant of options on December 8, 2000 for Mr. Wiebe. These options vest on September 5, 2005; however, early vesting can occur on the attainment of certain performance objectives, as defined. An amount equal to 25% of the options vests upon the Company achieving revenues of $200 million over any period of 12 consecutive months; 25% upon the Company achieving earnings per share of $1.00 in any period of 12 consecutive months; 25% upon the Company achieving an average stock price of $25.00 per share for any 90 consecutive trading days; and 25% upon the Company achieving a 12% return on equity over any period of 12 consecutive months. As of the date hereof, 50% of the options are vested.

    The following table presents information regarding options exercised in 2000 and the value of options outstanding at December 31, 2000 for each of the named executive officers.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS AT
                              NUMBER OF                   OPTIONS AT FISCAL YEAR END           FISCAL YEAR END(1)
                           SHARES ACQUIRED    VALUE     ------------------------------   ------------------------------
NAME                         ON EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE(2)   EXERCISABLE   UNEXERCISABLE(2)
----                       ---------------   --------   -----------   ----------------   -----------   ----------------
Steven W. Logan.........       10,000        $36,600       190,040         84,001         $102,009          $47,750
John L. Hendrix.........           --        $    --        10,000         60,000         $  3,750          $42,500
Thomas R. Jenkins.......           --        $    --        13,332         35,002         $  2,000          $30,500
Arlene R. Lissner.......           --        $    --        12,666          4,001         $  1,000          $ 1,500
Marvin H. Wiebe, Jr.....           --        $    --        34,222         13,223         $  4,208          $ 4,208

------------------------------

(1) The excess, if any, of the market value of Common Stock at December 31, 2000 ($5.375) over the option exercise price(s).

(2) All of these options become immediately exercisable upon a change in control of the Company.

PERFORMANCE GRAPH

    The following performance graph compares the cumulative total stockholder return on the Common Stock to the cumulative total returns of the Russell 2000 Stock Index and the Company's peer group since the date the Common Stock began trading on the American Stock Exchange (October 3, 1996) and on the New York Stock Exchange beginning December 10, 1998. The graph assumes that the value of the investment in the Common Stock and each index was $100 as of October 3, 1996 and that all dividends were reinvested on a quarterly basis.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

TOTAL RETURN TO STOCKHOLDERS
(ASSUMES $100 INVESTMENT ON 10/3/96)

            CORNELL COMPANIES  PEER GROUP (1)  RUSSELL 2000
10/3/1996             $100.00         $100.00       $100.00
12/31/1996             $72.45          $97.70       $104.85
12/31/1997            $169.59         $118.65       $127.46
12/31/1998            $155.29          $82.54       $124.61
12/31/1999             $68.45          $34.53       $151.23
12/31/2000             $43.92          $18.98       $144.87

------------------------

(1) The Company's 2000 peer group consists of the following companies:
    Corrections Corporation of America (formerly Prison Realty Trust), Wackenhut Corrections Corporation, Correctional Services Corporation and Children's Comprehensive Services, Inc.

EMPLOYMENT AGREEMENTS

    Effective as of September 1, 1999, the Company entered into a consultant agreement with David M. Cornell. As compensation for his services, the Company agreed to pay Mr. Cornell an annual salary of at least $255,000 for each of the first four years of the seven-year initial term of the consultant agreement and an annual salary of at least $180,000 for each of the last three years of the seven-year initial term. If the Company and Mr. Cornell agree to renew the consultant agreement for an additional three-year renewal term, the Company has agreed to pay Mr. Cornell an annual salary of at least $300,000 for each of the three years of the renewal term.

    As additional compensation for his services, the Company has agreed to pay Mr. Cornell an annual bonus, subject to certain limitations, equal to $75,000 during the first four years of the initial term and an annual bonus of $60,000 during the last three years of the initial term and during any renewal term. The Company has also agreed to grant Mr. Cornell options to purchase an aggregate of 120,000 shares of the Common Stock in four equal annual installments beginning on September 1, 2000. The options have an exercise price equal to the fair market value of the Common Stock on the date of grant and vest at the time such options are granted.

    In September 1997, Cornell Abraxas Group, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, and the Company entered into employment agreements with Arlene R. Lissner and Thomas R. Jenkins. As compensation for their services, Cornell Abraxas Group, Inc. agreed to pay Ms. Lissner an annual salary of at least $125,000 for a period of three years and Mr. Jenkins an annual salary of at least $105,000 for a period of three years. As additional compensation for their services under the employment agreements, in September 1999 Ms. Lissner and Mr. Jenkins were each granted options to purchase 10,000 shares of the Common Stock. Ms. Lissner's options have an exercise price equal to half of the fair market value of the Common Stock on the date of grant. Her options vested 20% on September 9, 1998 and 20% on September 9, 1999, with the remainder vesting on September 9, 2000. Mr. Jenkins' options have an exercise price equal to the fair market value of the Common Stock on the date of grant. His options vested 20% on September 9, 1998 and 20% on September 9, 1999, with the remainder vesting 20% on each September 9 thereafter until fully vested. The Company is a party to the employment agreements solely to guarantee the performance of Cornell Abraxas Group, Inc.'s obligations thereunder.

SEVERANCE AGREEMENTS

    In December 1999, the Company entered into severance agreements with John L. Hendrix, Thomas R. Jenkins, Arlene R. Lissner and Steven W. Logan. If a listed officer's employment with the Company is terminated for any reason within a year after a change in control (as defined in the severance agreements), the Company has agreed that all stock options, restricted stock awards and similar awards granted to the terminated officer by the Company prior to the termination date will vest immediately on the termination date. In addition, the Company has agreed to make the following severance payments upon such a termination:

    (i) with respect to Mr. Logan, a payment equal to four times the sum of
        (a) his highest annual base salary as of the termination date and the change in control date and (b) the average annual bonus paid to him by the Company or its affiliates in respect of the two most recent full fiscal years (or one year if not employed for two years) ending on or prior to the termination date;

    (ii) with respect to each of Mr. Hendrix and Mr. Jenkins, a payment equal to two times the sum of (a) his highest annual base salary as of the termination date and the change in control date and (b) the average bonus paid to him by the Company or its affiliates in respect of the two most recent full fiscal years (or one year if not employed for two years) ending on or prior to the termination date; and

   (iii) with respect to Ms. Lissner, a payment equal to the sum of (a) her highest annual base salary as of the termination date and the change in control date and (b) the average bonus paid to her by the Company or its affiliates in respect of the two most recent full fiscal years (or one year if not employed for two years) ending on or prior to the termination date.

    The Company has agreed to pay the severance amounts in a lump sum in cash
(i) on the termination date if the Company terminates the officer and
(ii) within 30 days after the termination date if the officer's employment is terminated by the officer or upon the officer's death or retirement.

             PROPOSAL NO. 2--APPROVAL OF 2000 DIRECTORS STOCK PLAN

    The Board of Directors has approved the 2000 Directors Stock Plan (the "Plan") and directed that the Plan be submitted to the stockholders for approval. The purpose of the Plan is to enable the Company, at the election of each director who receives compensation, to pay all or part of the compensation of the Company's directors in shares of the Company's Common Stock, and to link the interests of the directors to the stockholders through ownership of Common Stock. The description of the Plan contained herein is qualified in its entirety by reference to the copy of the Plan attached as Exhibit B to this Proxy Statement.

GENERAL

    The Plan provides each director the right to elect to have any part or all of his director fees paid in the form of Common Stock. Each member of the Board of Directors of the Company or any of its subsidiaries is eligible for participation in the Plan (7 persons as of the date hereof). Directors who are also employees do not receive compensation for serving as directors. Up to 100,000 shares of Common Stock may be issued to directors under the Plan. The shares of Common Stock issued under the Plan will be either authorized but unissued shares of Common Stock or shares of Common Stock reacquired by the Company and held in treasury.

    Shares of Common Stock issued in lieu of director fees will be issued as soon as reasonably practicable following the end of each calendar quarter, and the number of shares will be based on the average of the closing sales prices for the Common Stock as published in The Wall Street Journal for the last trading day of each month in such calendar quarter.

    The Plan became effective February 25, 2000, subject to stockholder approval, and will remain in effect until terminated by the Board of Directors or the stockholders of the Company.

ELECTIONS

    Prior to January 1 of each year in which director fees are to be earned or, in the case of an individual who becomes a director during a calendar year, on or prior to the date of his or her election as a director, each director shall make a written election specifying the portion of his or her director fees to be paid in shares of Common Stock. The election will be irrevocable until the next annual election of directors.

VESTING

    All shares of Common Stock issued pursuant to the Plan prior to approval of the Plan by the Company's stockholders will be restricted and shall not vest until the later of (1) such time as the Plan is approved by the Company's stockholders and (2) six months after the date on which the fees related to such Common Stock were earned. All shares of Common Stock issued after approval of the Plan by the Company's stockholders will be restricted and will vest six months after the date on which the fees related to such shares of Common Stock were earned.

    In the event of a Change of Control of the Company, all restrictions with respect to the shares of Common Stock issued pursuant to the Plan will lapse. For purposes of the Plan, a Change of Control will be deemed to occur at such time as (1) the Company merges with or into, consolidates with, or sells or otherwise transfers all or substantially all of its assets to another entity or
(2) a single person or entity and/or group of entities acting in concert acquires all or substantially all of the Company's outstanding Common Stock.

ADMINISTRATION

    Subject to the terms of the Plan and the requirements of applicable law, the Compensation Committee of the Board of Directors will interpret and administer the Plan. Decisions of the Compensation Committee will be final, conclusive and binding on all parties.

ADJUSTMENTS

    The Compensation Committee may adjust the number of shares of Common Stock subject to the Plan to recognize the effect that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation or any other corporate transaction or event having an effect similar to any of the foregoing.

TAX TREATMENT

    CASH PAYMENT. A director will recognize ordinary income equal to the amount of director fees received in cash during a calendar year.

    STOCK ELECTION. A director who elects to receive payment of director fees in Common Stock should recognize ordinary income upon receipt of the Common Stock in an amount equal to the fair market value of the shares received on the date of receipt. Upon disposition of any shares acquired under the Plan, a director will recognize capital gain or loss, which will be long-term or short-term depending upon whether or not the director held such shares for more than one year, equal to the difference between the amount realized upon the disposition and the director's basis in the shares.

    THE COMPANY. The Company will be entitled to a Federal income tax deduction equal to the amount of ordinary income recognized by the director, at the same time the director is required to recognize the ordinary income.

AMENDMENT OF THE PLAN

    The Board of Directors may from time to time amend the Plan. However, no amendment may without stockholder approval (1) materially increase the benefits accruing to participants under the Plan, (2) materially increase the number of shares of Common Stock that may be issued under the Plan, or (3) materially modify the requirements as to eligibility for participation in the Plan. In addition, the Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

OTHER INFORMATION

    Based on the current annual director fees as established by the Board of Directors, in lieu of cash director fees, each non-employee director can receive $21,000 ($15,000 annual fee plus $1,500 for attendance at four regularly scheduled Board meetings) in shares of Common Stock in 2001 as follows:

                            CORNELL COMPANIES, INC.
                           2000 DIRECTORS STOCK PLAN

NAME AND POSITION                                             DOLLAR VALUE(1)
-----------------                                             ---------------
Non-Executive Officer Director Group........................      $126,000

------------------------

(1) The number of shares of Common Stock to be received in lieu of cash director fees in any quarter will be determined by dividing the amount of the director fees by the average of the closing sales prices for the Common Stock for the last trading day of each month in such calendar quarter.

STOCKHOLDER APPROVAL REQUIREMENT

    The Plan is subject to approval by the stockholders of the Company. The approval of the Plan requires the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions and broker non-votes will not be counted as votes cast with regard to this proposal.

    THE COMPANY RECOMMENDS VOTING "FOR" PROPOSAL NO. 2.

   PROPOSAL NO. 3--APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors, upon recommendation of its Audit Committee, has approved and recommends the appointment of Arthur Andersen LLP as independent public accountants to conduct an audit of the Company's financial statements for the year 2001. This firm has acted as independent public accountants for the Company since 1992.

    Members of Arthur Andersen LLP will attend the Annual Meeting and will be available to respond to questions which may be asked by stockholders. Such members will also have an opportunity to make a statement at the Annual Meeting if they desire to do so.

AUDIT FEES

    Audit fees billed to the Company by Arthur Andersen LLP for its audit of the Company's annual financial statements for the year ended December 31, 2000 and for its review of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission for that year totaled $171,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    Fees billed to the Company by Arthur Andersen LLP for information systems design and implementation totaled $63,000 in 2000.

ALL OTHER FEES

    Fees billed to the Company by Arthur Andersen LLP during the Company's 2000 fiscal year for all other non-audit services rendered to the Company totaled $522,000.

    The Audit Committee has considered whether the provision of non-audit services by Arthur Andersen LLP is compatible with maintaining auditor independence and has determined that auditor independence has not been compromised.

    The Board of Directors recommends that stockholders approve the appointment of Arthur Andersen LLP as the Company's independent public accountants. In accordance with the Company's

Amended and Restated Bylaws, approval of the appointment of independent public accountants will require the affirmative vote of a majority of the shares of Common Stock voted on the matter. Accordingly, abstentions and broker non-votes applicable to shares of Common Stock present at the Annual Meeting will not be included in the tabulation of votes cast on this proposal.

    THE COMPANY RECOMMENDS VOTING "FOR" PROPOSAL NO. 3

       PROPOSALS, NOMINATIONS AND OTHER BUSINESS FOR NEXT ANNUAL MEETING

    The Board of Directors knows of no other matters than those described above which are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, persons named in the accompanying form of proxy intend to vote such proxy in accordance with their best judgment on such matters.

    Any proposals of holders of Common Stock of the Company intended to be presented at the annual meeting of stockholders of the Company to be held in 2002 must be received by the Company, addressed to the Secretary of the Company, 1700 West Loop South, Suite 1500, Houston, Texas 77027, no later than
December 26, 2001, to be included in the proxy statement relating to that meeting.

    Any holder of Common Stock of the Company desiring to bring business before the 2002 annual meeting of stockholders in a form other than a stockholder proposal in accordance with the preceding paragraph must give written notice that is received by the Company, addressed to the Secretary of the Company, 1700 West Loop South, Suite 1500, Houston, Texas 77027, within the period set forth in the provisions of the Company's Amended and Restated Bylaws summarized below. The written notice must comply with the provisions of the Company's Amended and Restated Bylaws summarized below.

    The Company's Amended and Restated Bylaws provide that, for business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 50 days prior to the meeting; provided, however, that in the event that less than 55 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting
(a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.

                                          By Order of the Board of Directors

                                          [SIGNATURE]

                                          Kevin B. Kelly, SECRETARY

April 25, 2001

    THE COMPANY WILL FURNISH WITHOUT CHARGE COPIES OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 TO INTERESTED SECURITY HOLDERS ON REQUEST. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBITS DESCRIBED IN THE LIST ACCOMPANYING SUCH REPORT UPON PAYMENT OF REASONABLE FEES RELATING TO THE COMPANY'S FURNISHING SUCH EXHIBITS. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE SECRETARY AT THE COMPANY'S ADDRESS PREVIOUSLY SET FORTH.

                            CORNELL COMPANIES, INC.
                CHARTER OF AUDIT COMMITTEE OF BOARD OF DIRECTORS
                          (AS AMENDED MARCH 30, 2000)

1.  ORGANIZATION AND PURPOSE

    There shall be a committee appointed by the Board of Directors of Cornell Companies, Inc. (the "Company"), to be known as the Audit Committee (the "Committee"), whose purpose is to assist the Board of Directors in fulfilling its oversight responsibilities. The Committee's primary duties and responsibilities are to:

    - Monitor the quality and integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

    - Monitor the independence and performance of the Company's independent auditors; however, such auditors will be ultimately accountable to the Board of Directors and the Committee, as representatives of the Company's shareholders.

    - Provide an avenue of communication among the independent auditors, management and the Board of Directors.

    - Monitor compliance with legal and regulatory requirements.

    The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Committee has the authority to retain, at the Company's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

2.  COMMITTEE MEMBERSHIP AND MEETINGS

    The Directors appointed to the Committee shall be independent of the management of the Company and free from any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a member of such Committee and otherwise meet the requirements of the New York Stock Exchange. The Committee shall be composed of no less than three Directors. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements and at least one member shall have accounting or related financial management expertise.

    The Committee shall meet as frequently as circumstances dictate. The Chair of the Committee should prepare or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors and as a committee, to discuss any matters that the Committee or each of the other groups believe should be discussed. Also, the Committee should meet quarterly with the independent auditors and management to review the Company's financial statements and significant findings based upon the auditor's limited review procedures.

3.  RESPONSIBILITIES AND PROCESSES

    The Committee is responsible for ensuring that the independent auditor submits a formal written statement regarding relationships and services which may affect objectivity and independence, for discussing any relevant matters with such auditors, and for recommending that the full Board of Directors take appropriate action to ensure the independence of the auditors. In carrying out its responsibilities, the Committee's policies and procedures should remain flexible in order to best react to changing conditions to ensure to the Directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements.

    To that end, the Committee has the authority to and will:

    A.  RELATIONSHIP WITH INDEPENDENT AUDITORS:

       1. Recommend nomination of independent auditors of the Company for appointment by the Board of Directors;

       2. Review with the independent auditors the planned scope of their examination and consideration of the results thereof;

       3.  Review and approve audit and material non-audit fees;

       4. Provide sufficient opportunity for the independent auditors to meet with the members of the Committee without management present to discuss the quality, not just acceptability, of the accounting principles as applied to the financial reporting, including the issues of clarity, degree of aggressiveness, and underlying estimates used by management, as well as, cooperation that the independent auditors received during the course of the audit;

       5. Review management's cooperation with the Company's independent auditors.

    B.  FINANCIAL REPORTING PROCESS:

       1. Review with the independent auditors and financial and accounting personnel of the Company, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable;

       2. Obtain management's response to the recommendations provided by the independent auditors;

       3. Request from management on a periodic basis a summary of changes in accounting principles and changes in financial reporting policies from prior years, the accounting treatment accorded significant transactions, and any significant variations between budgeted and actual numbers in a particular account;

       4. Obtain information from management regarding any "second" opinions sought by it from an outside auditor with respect to the accounting treatment of a particular event or transaction;

       5. Receive from management timely drafts of the quarterly and annual financial statements and related disclosure documents prior to filing with the Securities and Exchange Commission; and

       6. Discuss with the independent auditors and a representative of financial management the significant adjustments, management's judgments and accounting estimates, significant new accounting policies and disagreements, prior to the filing of the Form 10-Q and Form 10-K.

    C.  OTHER COMMITTEE MATTERS:

       1.  Monitor compliance with corporate ethical conduct policies;

       2. Monitor the Company's internal policies and procedures to ensure compliance with applicable United States and other laws and regulations;

       3. Review the adequacy of the Company's internal control structure and activities;

       4. Adopt rules and make provisions as deemed appropriate for the conduct of meetings, for considering, acting upon, and recording matters within its authority and for making such reports to the Board of Directors as it may deem appropriate, giving due consideration to the Committee's need to treat certain matters confidentially, provided only that such rules and provisions do not conflict with regulations of the Company or the Charter of the Committee;

       5. Review and reassess the adequacy of the Committee's Charter on an annual basis. Obtain approval of the Charter and any subsequent changes from the Board of Directors;

       6. Investigate any matter brought to the committee's attention within the scope of its duties;

       7. Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board of Directors;

       8. Annually prepare a report to shareholders as required by the Securities and Exchange Commission, which report should be included in the Company's annual proxy statement; and

       9. Annually review policies and procedures, as well as, audit results associated with directors' and officers' expense accounts and perquisites and review a summary of director and officer related party transactions and potential conflicts of interest.

                            CORNELL COMPANIES, INC.
                           2000 DIRECTORS STOCK PLAN

1.  PURPOSE

    This Cornell Companies, Inc. 2000 Directors Stock Plan (the "Plan") is hereby established by Cornell Companies, Inc. (the "Company"). The purpose of the Plan is to enable the Company to pay all or part of the compensation of its directors in shares of the Company's common stock, par value $.001 per share ("Stock"). The Plan permits directors to elect to take all or part of their cash compensation in the form of Stock.

2.  ELIGIBILITY

    Each member of the Board of Directors of the Company (the "Board") or any of its subsidiaries (a "Director") shall be eligible for participation in the Plan.

3.  ADMINISTRATION

    The Compensation Committee of the Board, or its successor (the "Committee"), shall have full power and authority to construe, interpret and administer the Plan. Decisions of the Committee shall be final, conclusive and binding on all parties.

4.  ELECTIVE GRANTS

    Each Director may elect to have any part or all of the fees payable to such Director for services as a Director of the Company or its subsidiaries paid in the form of Stock. Such election shall be made in accordance with Section 5 hereof. Stock issued in lieu of director fees shall be issued as soon as reasonably practicable following the end of each calendar quarter, and the number of shares will be based on a valuation equal to the average of the closing sales prices for the Stock as published in The Wall Street Journal report of the New York Stock Exchange, Inc.--Composite Transactions (or as published in The Wall Street Journal with respect to such other exchange on which the Stock may, at the time, be listed) for the last trading day of each month in such calendar quarter, provided that any fractional share shall be rounded up to the next whole share. If the Stock is not admitted to trading on any date for which the closing sales price is to be determined but the Stock is quoted on the Nasdaq National Market, then reference shall be made to the average of the closing sales prices for the Stock as published in The Wall Street Journal report of the Nasdaq National Market for the last trading day of each month in such calendar quarter, provided that any fractional share shall be rounded up to the next whole share. If the Stock is not so admitted to trading or is not so quoted on any date for which the closing sales price is to be determined, then reference shall be made to the fair market value of the Stock on that date, as determined by the Board in its sole discretion. All Stock issued pursuant to this Plan shall be subject to the vesting restrictions set forth in Section 6 hereof.

5.  ELECTIONS

    All elections made pursuant to Section 4 hereof shall (a) be made in writing and delivered to the Secretary of the Company, (b) specify the portion of the fees to be paid in Stock, and (c) be irrevocable until the next annual election. All elections made pursuant to Section 4 hereof shall be made annually, prior to January 1 of the year in which the fees for services as a Director are to be earned or, in the case of an individual who becomes a Director during a calendar year, on or prior to the date of his or her election as a Director.

6.  VESTING

    (a) This Plan is subject to approval by the stockholders of the Company. All shares of Stock issued pursuant to this Plan prior to approval of the Plan by the Company's stockholders shall be restricted and shall not vest until the later of (i) such time as the Plan is approved by the Company's stockholders and (ii) six months after the date on which the fees related to such Stock were earned. All shares of Stock issued after approval of the Plan by the Company's stockholders shall be restricted and shall vest six months after the date on which the fees related to such Stock were earned.

    (b) Notwithstanding the provisions of Section 6(a) above, in the event of a Change of Control of the Company, all restrictions with respect to the shares of Stock issued pursuant to this Plan shall lapse. For purposes of this Plan, a Change of Control shall be deemed to occur at such time as
       (i) the Company merges with or into, consolidates with, or sells or otherwise transfers all or substantially all of its assets to another entity or (ii) a single person or entity and/or group of entities acting in concert acquires all or substantially all of the Company's outstanding Stock.

7.  RIGHTS AS A STOCKHOLDER

    A Director shall not be deemed for any purpose to be, or have any rights as, a stockholder of the Company with respect to any Stock issued under this Plan until such Director shall have become the holder of record of such Stock.

8.  CONTINUATION OF DIRECTORS IN SAME STATUS

    Nothing in this Plan shall be construed as creating or constituting evidence of any agreement or understanding, express or implied, that a Director will have any right to continue as a Director or in any other capacity for any period of time or receive a particular fee or other compensation for services as a Director or otherwise.

9.  SHARES SUBJECT TO THE PLAN

    (a) Subject to adjustment as provided in Section 9(b) hereof, the aggregate number of shares of Stock which may be issued under the Plan shall not exceed 100,000 shares. Shares of Stock to be issued under the Plan shall be made available, at the sole discretion of the Board, either from authorized but unissued shares of Stock or from issued shares of Stock reacquired by the Company and held in treasury.

    (b) The Committee may make or provide for such adjustments in the maximum number of shares of Stock specified in Section 9(a) hereof or such other adjustments as the Committee in its sole discretion may determine are appropriate to recognize the effect that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation or any other corporate transaction or event having an effect similar to any of the foregoing.

10.  AMENDMENTS AND DISCONTINUANCES

    The Board of Directors may from time to time amend the Plan; provided, however, that no amendment may without stockholder approval (a) materially increase the benefits accruing to participants under the Plan, (b) materially increase the number of shares of Stock which may be issued under the Plan, or
(c) materially modify the requirements as to eligibility for participation in the Plan, and further provided, that the Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

11.  COMPLIANCE WITH APPLICABLE LEGAL REQUIREMENTS

    No certificate for shares of Stock distributable pursuant to the Plan shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements, including, without limitation, compliance with the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the requirements of the exchanges on which the Stock may, at the time, be listed.

12.  TERM OF THE PLAN

    The Plan became effective on February 25, 2000. This Plan shall remain in effect until terminated by action of the Board or the stockholders of the Company.

13.  RULE 16b-3 COMPLIANCE

    It is the intention of the Company that all transactions under the Plan be exempt from liability imposed by Section 16(b) of the Securities Exchange Act of 1934, as amended. Therefore, if any transaction under this Plan is found not to be in compliance with an exemption from such Section 16(b), then the provision of the Plan governing such transaction shall be deemed amended so that the transaction does comply and is so exempt, to the extent permitted by law and deemed advisable by the Committee, and in all events the Plan shall be construed in favor of meeting the requirements of an exemption.

Adoption:

    Board of Directors Meeting held February 25, 2000
    Annual Meeting of Stockholders held             , 2001

PROXY                    CORNELL COMPANIES, INC.                     PROXY

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder(s) of Cornell Companies, Inc. (the "Company") hereby appoints David M. Cornell and Steven W. Logan, and each of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote in respect of the undersigned's shares of the Company's Common Stock at the Annual Meeting of Stockholders of the Company to be held at the Houston Marriott West Loop, 1750 West Loop South, Houston, Texas 77027, at 10:00 a.m., Central time, on Thursday, June 14, 2001, and at any adjournment(s) thereof, the number of shares the undersigned would be entitled to vote if personally present.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH BELOW AND "FOR" PROPOSALS 2 AND 3 BELOW.

PROPOSAL 1:  ELECTION OF DIRECTORS  / /        FOR the nominees listed below             / /        WITHHOLD AUTHORITY to vote
                                               (except as marked to the contrary below)             for the nominees listed
                                                                                                    below

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, STRIKE A LINE
                 THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

Anthony R. Chase        Peter A. Leidel          Harry J. Phillips, Jr.
James H. S. Cooper      Arlene R. Lissner        Tucker Taylor
David M. Cornell        Steven W. Logan          Marcus A. Watts

PROPOSAL 2:  APPROVAL OF THE CORNELL COMPANIES, INC. 2000 DIRECTORS STOCK    FOR        AGAINST      ABSTAIN
             PLAN                                                            / /          / /          / /

PROPOSAL 3:  TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE         FOR        AGAINST      ABSTAIN
             COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS                        / /          / /          / /

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE DIRECTOR NOMINEES SET FORTH ON THE REVERSE SIDE AND "FOR" PROPOSALS 2 AND 3. All prior proxies are hereby revoked.

                                                             ------------------------------------------------------------

                                                             ------------------------------------------------------------
                                                                                     Signature(s)

                                                             Dated -------------------------------------------- , 2001
                                                             (PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. WHEN
                                                             SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE,
                                                             GUARDIAN, ETC., GIVE FULL TITLE AS SUCH. FOR JOINT ACCOUNTS,
                                                             EACH JOINT OWNER SHOULD SIGN.)

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        PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD USING THE
ENCLOSED ENVELOPE.
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